UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 22, 2024

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23382 Mill Creek Drive, Suite 125, Laguna Hills, CA 92653

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 22, 2024, Summit Healthcare REIT, Inc. (the “Company”), with approval of the Audit Committee of its Board of Directors, engaged Haskell & White LLP (“HW”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2024, and in connection therewith dismissed BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm, subject to HW standard client acceptance procedures, which were completed on August 27, 2024.

BDO’s reports on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Similarly, during the two fiscal years ended December 31, 2023 and December 31, 2022, and the interim period through August 22, 2024, (i) the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in the Company’s internal control over financial reporting as of December 31, 2023, initially reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, related to failures in the design, maintenance and monitoring of certain financial reporting controls specific to the technical accounting for significant and unusual transactions as a result of insufficient technical accounting resources at the Company. The Company is currently in the process of remediating this material weakness. This reportable event was discussed among the Company’s management, the Audit Committee and BDO, and BDO has been authorized by the Company to respond fully to the inquiries of HW, the successor auditor, concerning this reportable event.

During the fiscal years ended December 31, 2023 and December 31, 2022, and the interim period through August 22, 2024, neither the Company nor anyone on its behalf consulted with HW regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that HW concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with a copy of the disclosures set forth in this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the U.S Securities and Exchange Commission ("SEC") stating whether it agrees with the above statements. A copy of that letter, dated August 26, 2024 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from BDO USA, P.C.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Sharyn I. Grant
Name:	Sharyn I. Grant
Title:	Chief Financial Officer

Dated: August 28, 2024